As filed with the Securities and Exchange Commission on December 15, 1998

                                      Registration Statement No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ORLEANS HOMEBUILDERS, INC.
                        (formerly named FPA Corporation)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                             59-0874323
-------------------------------                              ----------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              One Greenwood Square
                                3333 Street Road
                               Bensalem, PA 19020
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                FPA Corporation 1992 Incentive Stock Option Plan
               ---------------------------------------------------
                            (Full title of the plan)

                         Joseph A. Santangelo, Secretary
                              One Greenwood Square
                                3333 Street Road
                               Bensalem, PA 19020
               ---------------------------------------------------
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (215) 245-7500
                                                               --------------

                                    Copy to:

                                 Mark Migliaccio
                           Drinker Biddle & Reath LLP
                              1345 Chestnut Street
                             Philadelphia, PA 19107



------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
  Title of             Amount of            Proposed maximum             Proposed            Amount of
securities to        shares to be            offering price          maximum aggregate     registration
be registered         registered             per share (1)          offering price (1)          fee
------------------------------------------------------------------------------------------------------------------

Common Stock,           102,500                  $1.19                    $121,975            $ 33.91
par value $.01
per share

                        197,500                  2.0625                 407,343.75             113.24
TOTAL                   300,000                                        $529,318.75            $147.15
------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h). As to shares subject to outstanding but unexercised options, the price and fee are computed based upon the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $ 2.0625, the average of the high and low prices for the common stock as reported on the American Stock Exchange, Inc. on December 11, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                  Pursuant to General Instruction E (Registration of Additional Securities) to Form S-8, Orleans Homebuilders, Inc. (the "Company" or the "Registrant") hereby incorporates by reference the contents of its Registration Statement on Form S-8 (Registration No. 333-59925), relating to the FPA Corporation 1992 Incentive Stock Option Plan, except for the Items set forth below.

Item 8.       Exhibits.

Exhibit 4 FPA Corporation 1992 Incentive Stock Option Plan (as amended effective December 11, 1998)

Exhibit 5     Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23(a) Consent of PricewaterhouseCoopers LLP (Independent Accountants)

Exhibit 23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

Exhibit 24    Powers of Attorney (included on signature page)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bensalem, Commonwealth of Pennsylvania, on December 11, 1998.

                                            ORLEANS HOMEBUILDERS, INC.


                                            By:  /s/  Jeffrey P. Orleans
                                                 ------------------------
                                                 Jeffrey P. Orleans
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, does hereby constitute and appoint JEFFREY P. ORLEANS, SYLVAN M. COHEN and JOSEPH A. SANTANGELO, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions, resubstitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----

/s/  Jeffrey P. Orleans                  Chairman of the Board and Chief                  December 11, 1998
-----------------------                  Executive Officer
Jeffrey P. Orleans

/s/  Benjamin D. Goldman                 Vice Chairman of the Board                       December 11, 1998
------------------------
Benjamin D. Goldman

/s/  Michael Vesey                       President and Chief Operating Officer            December 11, 1998
------------------
Michael Vesey

/s/  Sylvan M. Cohen                     Director                                         December 11, 1998
--------------------
Sylvan M. Cohen

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----
/s/  Robert N. Goodman                   Director                                         December 11, 1998
----------------------
Robert N. Goodman

/s/  Andrew N. Heine                     Director                                         December 11, 1998
--------------------
Andrew N. Heine

/s/  Joseph A. Santangelo                Chief Financial Officer, Treasurer               December 11, 1998
-------------------------                and Secretary
Joseph A. Santangelo


                                  EXHIBIT INDEX




Exhibit
Number                        Description of Exhibit
------                        ----------------------

4 FPA Corporation 1992 Incentive Stock Option Plan (as amended effective December 11, 1998)

5         Opinion of Drinker Biddle & Reath LLP

23(a)     Consent of PricewaterhouseCoopers LLP

23(b) Consent of Drinker Biddle & Reath LLP (included in the opinion filed as Exhibit 5 hereto)

24        Powers of Attorney (included on signature page)